Exhibit 10.1

SEVERANCE AND COOPERATION AGREEMENT

This Severance And Cooperation Agreement (“Agreement”) is entered into by and between Rex P. Doyle (“Doyle”) and Epic Energy Resources, Inc. (the “Company”) as follows:

1.           Termination of Employment.  Doyle and Company acknowledge that Doyle’s employment with Company terminated effective April 18, 2009 (the “Termination Date”).  The April 18, 2009 termination without cause included a resignation by Doyle and a termination from all officer and employee positions with the Company and from all officer, director and employee positions with all subsidiaries of the Company.  In addition, Doyle hereby resigns from his position as a director of the Company.  Except as expressly set forth below, Doyle is entitled to no payment, compensation or other benefits after the Termination Date.

2.           Severance.  In consideration for Doyle’s compliance with this Agreement, Company agrees to pay severance payments (the “Severance Payments”) at the following times and in the following amounts:  $250,000 on the third business day following the Effective Date, as Effective Date is defined in paragraph 5(b) below; $100,000 on or before March 31, 2010; and $150,000 on or before September 30, 2010.  The Company will withhold all applicable taxes from the Severance Payments.  No further compensation, nor a bonus for the 2009 performance year or future years, will be paid.

3.           Releases.

(a)         Doyle’s Release of Company.  In consideration of the promises and covenants made herein, Doyle, for himself, his heirs, executors, administrators and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Company and its current or former parents, subsidiaries, and affiliates, and each of its and their former or current directors, officers, agents, employees, successors, predecessors, and attorneys (“the Released Parties”)  from any and all claims, demands, causes of action and liabilities of any kind or character, that may as a matter of law be released by agreement, which Doyle ever had, now has or may hereafter have arising out of or relating to any act, omission, transaction, cause or thing that has happened through the date that Doyle signs this Agreement including, without limitation, those related to Doyle’s employment by Company or the termination thereof (“the Released Claims”).

Without limiting the generality of the foregoing, Doyle understands and agrees that this Release is a release of any claim or cause of action for breach of any employment, commission or other agreement existing between Doyle and Company, including all subsidiaries of the Company (all of which agreements are hereby acknowledged to have terminated), or otherwise related, in any way, to Doyle’s employment by the Company or by any subsidiary of the Company.  Such released claims include, for example, claims arising under any and all applicable statutory employment laws, such as the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964 (and all of its amendments), the Americans with Disabilities Act of 1990, as amended; the Anti-Retaliation provision of the Texas Workers Compensation Act; the Texas Commission on Human Rights Act; the Sarbanes-Oxley Act; the Texas Pay Day Law; the Texas Labor Code; the Family and Medical Leave Act; the National Labor Relations Act; the Fair Credit Reporting Act; and any other state or federal statute or regulation governing the employment relationship or Doyle’s rights, or Company’s obligations thereunder.

Doyle also releases any claims or causes of action for invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, promissory estoppel, false imprisonment, defamation, negligence, gross negligence, breach of contract, tortious interference with contract or business relationship, misrepresentation, deceptive trade practices, fraud, and any other employment-related claims, or for any personal injuries, however characterized, or by virtue of any fact(s), act(s) or event(s) occurring prior to the Effective Date of this Agreement.

This Agreement shall not constitute a waiver of employee’s right to initiate or participate in proceedings before the Equal Employment Opportunity Commission, or other similar entities in the United States, but shall constitute a waiver of employee’s right to recover any monetary award, property or thing of value, as a result of such proceedings.

(b)           The Company’s Release of Doyle.   In consideration of the promises and covenants made herein, the Company does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Doyle from any and all claims, demands, causes of action and liabilities of any kind or character, that may as a matter of law be released by agreement, which the Company ever had, now has or may hereafter have arising out of or relating to any act, omission, transaction, cause or thing that has happened through the date that Doyle signs this Agreement including, without limitation, those related to Doyle’s employment by Company or the termination thereof (“the Released Claims”).

Without limiting the generality of the foregoing, the Company understands and agrees that this Release is a release of any claim or cause of action for breach of any employment, commission or other agreement existing between Doyle and Company, including all subsidiaries of the Company (all of which agreements are hereby acknowledged to have terminated), or otherwise related, in any way, to Doyle’s employment by the Company or by any subsidiary of the Company.  Such released claims include, for example, claims arising under any and all applicable statutory employment laws, such as the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964 (and all of its amendments), the Americans with Disabilities Act of 1990, as amended; the Anti-Retaliation provision of the Texas Workers Compensation Act; the Texas Commission on Human Rights Act; the Sarbanes-Oxley Act; the Texas Pay Day Law; the Texas Labor Code; the Family and Medical Leave Act; the National Labor Relations Act; the Fair Credit Reporting Act; and any other state or federal statute or regulation governing the employment relationship or Doyle’s rights, or Company’s obligations thereunder.

The Company also releases any claims or causes of action for invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, promissory estoppel, false imprisonment, defamation, negligence, gross negligence, breach of contract, tortious interference with contract or business relationship, misrepresentation, deceptive trade practices, fraud, and any other employment-related claims, or for any personal injuries, however characterized, or by virtue of any fact(s), act(s) or event(s) occurring prior to the date of Doyle’s signing of this Agreement.

4.           Time to Review and Revoke.

(a)         Doyle may take up to twenty-one (21) calendar days from the date that he receives this Agreement to decide whether to sign.  If Doyle signs the Agreement before the end of that twenty-one (21) day period, he represents that he did so voluntarily for his own benefit without pressure from the Company.  If the Company does not receive a copy of this Agreement with Doyle’s original signature by the end of the twenty-one day period, this offer shall be null and void and Doyle shall not receive any Severance Payment under this Agreement.

(b)         After Doyle signs this Agreement, he will have seven (7) calendar days in which to revoke the Agreement by delivering written notice before the end of the seven-day period.  If Doyle revokes this Agreement, this Agreement will be null and void, and Doyle will not receive any Severance Payments under this Agreement.  If Doyle does not revoke this Agreement within seven (7) days after he signs it, this Agreement will be final and binding on the eighth (8th) day after Doyle signs it (“Effective Date”).

5.           Return of Property.  Doyle represents that Doyle has returned to Company all Company property in Doyle’s possession, and Doyle acknowledges that Company has returned to him all of his personal property in the possession of the Company.  Company Property includes any equipment, computer and related equipment, access cards, and, without any deletions or changes, all documents, notes, calendars, manuals, books, notebooks, email and data that Doyle created or received during his employment with the Company.  Company Property also includes anything recorded in any way, including without limitation handwritten, typed, electronic, digital, video, audio or photographic.

6.           Confidentiality and Confidential Information.

Except as required by law:

(a)         If asked, Doyle will respond to any inquiries as to differences between Doyle and any of the Released Parties with the comment that “any differences have been resolved by mutual agreement.”  He will not disclose any other related information except for information previously disclosed by the Company is press releases or reports filed with the U.S. Securities and Exchange Commission.

(b)         Doyle shall not use or disclose confidential or privileged information relating to the Company, including without limitation, non-public information about the Company, industry information that the Company holds as confidential and that is not known to the Company’s competitors in the industry, information regarding any of the Company’s clients (including without limitation the names and contact information of all client contacts and client needs or specifications), any of the Company’s current or future projects, marketing and advertising strategies and/or plans, billing information, costing and price information, client lists, any other special concepts, information or technique peculiar to the Company or its clients, financial information, business plans, vendors, personnel information (including employee names, home addresses, phone numbers, compensation, or job descriptions or responsibilities) and trade secrets (“Confidential Information”). Doyle shall notify the Company’s President in writing by overnight delivery by a nationally recognized courier service delivered within two business days of receiving any summons, subpoena or other legal process requesting Doyle to disclose any Confidential Information.  Doyle shall not disclose any requested Confidential Information until the last day Doyle can do so consistent with his legal obligations.

7.           Non-Competition.

In consideration for the valuable consideration described in this Agreement, Doyle acknowledges and agrees that, unless a waiver or exception signed by the Chairman of the Board is delivered to Doyle, for two years from the Effective Date, Doyle will not, in the Market Area, as that term is defined below, engage in the Same Or A Similar Business As The Company (as defined below), including working for any company or business as an agent, consultant, partner, employee, officer, or independent contractor of, or being a shareholder owning more than one percent of the common stock of, or of any other class of equity security of, or of any security convertible into more than one percent of the outstanding securities of, a class of equity securities of, such other company involved in a Same Or Similar  Business As The Company.

The term “Same Or A Similar Business As The Company” shall be defined as engineering services, field services, work force training and development, other services performed by Epic Integrated Solutions or management consulting, in each case, with respect to the energy industry.

The term “Market Area” shall be defined as (a) the “lower” 48 states of the United States of America (which is all states of the U.S. excluding Hawaii and Alaska), and (b) the United Arab Emirates.

8.           Non-Interference/Non-Solicitation. Doyle agrees that for two years after the Effective Date, Doyle shall not solicit or recruit, directly or by assisting others, any other employees of the Company, nor shall Doyle contact or communicate with any other employees of the Company for the purpose of inducing other employees to terminate their employment with the Company.  For purposes of this covenant, “other employees” shall refer to employees who are actively employed by, or doing business with, the Company at the time of the attempted recruiting or hiring or have been actively employed by, or doing business, with Company within three months prior to the Termination Date.

9.           Enforcement. Doyle acknowledges and agrees that the agreements set forth above are ancillary to an otherwise enforceable agreement and supported by independent, valuable consideration as required by Tex. Bus. & Com. Code Ann. §15.50.  Doyle further acknowledges and agrees that Doyle understands and agrees that, in the event that Doyle violates Section 7, 8 or 9 in this Agreement, the Company will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages.  Consequently, Doyle acknowledges and agrees that the Company shall be entitled to immediate injunctive relief, either by temporary or permanent injunction without the necessity of posting bond, to prevent such a violation.  Doyle acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the Company would be entitled, that the limitations as to time, geographical area, and scope of activity to be restrained are reasonable and acceptable to Doyle and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company.  Doyle further agrees that if, at some later date, a court of competent jurisdiction determines that these Agreements do not meet the criteria set forth in Tex. Bus. & Com. Code Ann. §15.50(2), these Agreements shall be reformed by the court, pursuant to Tex. Bus. & Com. Code Ann. §15.51(c), and enforced to the maximum extent permitted under Texas law.

10.           Cooperation.  Doyle agrees to cooperate with the Company or any of its affiliates in responding to any subpoenas and in pursuing or defending any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, its members, subsidiaries or affiliates, which relate to events or occurrences that transpired while Doyle was employed by the Company.  Doyle’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for government inquiries, discovery or trial, acting as a witness on behalf of the Company, and treating all communications with the Company’s counsel as confidential.  Doyle also agrees to reasonably cooperate with the Company in connection with any investigation, review or hearing of any federal, state, or local government authority as any such investigation, review or hearing relates to events or occurrences that happened while Doyle was employed by the Company.  Doyle understands that in any legal action, investigation, hearing, or review covered by this Section that the Company expects Doyle to provide only accurate and truthful information or testimony.  The Company will pay any expenses necessarily and reasonably incurred by Doyle in complying with this Section, but will not pay Doyle a fee for such service.

11.           No Third-Party Support.  Doyle agrees that Doyle will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

12.           Other Agreements.

(a)           Doyle will vote in favor of the Company’s nominees for directors at the next meeting of stockholders and will not in any manner at any time for 24 months subsequent to the Effective Date vote for, support or attempt to elect directors other than those nominated by the Board;

(b)           For 24 months subsequent to the Effective Date, Doyle will not, directly or indirectly, and will not in cooperation with any other stockholder or stockholders, (i) call or otherwise request a meeting of stockholders of the Company, or (ii) exercise any right, or undertake any activity concerning the Company to which a stockholder owning ten percent of the outstanding is entitled, and to which stockholders owning less than ten percent are not entitled, under the Colorado Business Corporation Act or under any other applicable law or regulation, or (iii) exercise any right, or undertake any activity concerning the Company to which a stockholder owning five percent of the outstanding is entitled, and to which stockholders owning less than five percent are not entitled, under the Colorado Business Corporation Act or under any other applicable law or regulation.

(c)           For 24 months subsequent to the Effective Date, Doyle will not discuss matters related to the Company with holders of the Company’s securities (except for members of Doyle’s family), including holders of debentures issued by the Company, or with representatives or agents of those security holders;

(d)           For 24 months subsequent to the Effective Date, Doyle will not discuss any matters related to the Company with any employee of the Company except for the Chief Executive Officer or another employee designated in writing by the Chief Executive Officer.

(e)           Doyle will forfeit and cancel the grant to Doyle of 1,500,000 unvested shares approved by the Board on December 4, 2008 (the “1.5M Unvested Shares”), and will forfeit and cancel all the 1.5M Unvested Shares, which includes the cancelation and forfeiture of the 300,000 of the 1.5M Unvested Shares that were granted to Doyle in December of 2008;

(f)           the Company agrees that the termination of Doyle is without cause; and

(g)           the Company will cooperate with Doyle with respect to transactions requested by Doyle pursuant to Rule 144 promulgated under the Securities Act of 1933, provided that to the extent that a transaction requires that Doyle is not an “affiliate” of the Company and Doyle beneficially and/or of record owns more than five percent of the outstanding common stock of the Company at that time, Doyle will provide a legal opinion from his legal counsel, which opinion and counsel will be reasonably satisfactory to the Company, stating that Doyle is not an affiliate of the Company.

(h)           the Company will pay Doyle $4153.85 as payment, on a pro rata basis, of the quarterly cash fee for serving as a non-employee director from April 19, 2009 through the end of the quarter.  If this payment is made prior to execution of this Agreement, it will not be paid again upon execution of this Agreement.

13.           Non-Disparagement by Doyle.

Except for truthful statements made as legally required by a subpoena or legal summons, Doyle agrees that:

(a)           he shall not make any statement about the Company or any of its employees, directors, agents or representatives to any media outlet (including without limitation any television, radio, newspaper, blogs, chat board, website or other digital media); and

(b)           he shall not make any disparaging or derogatory statements to any person or entity about the Company, or its parent or subsidiaries, or any of their directors, officers, employees, agents or representatives.

14.           Non-Disparagement By The Company.  The Company represents to Doyle that it has no intention to make disparaging or derogatory statements to any person or entity about Doyle, except for truthful statements made as legally required by a subpoena or legal summons.  The parties acknowledge that the Company cannot control all statements made by all of its employees.

15.           Denial of Liability.  Neither the execution of this Agreement, nor the payment or performance of the consideration hereof shall constitute nor be deemed to be an admission of liability on the part of any party, all of which is expressly denied.

16.           Acknowledgments.  Doyle represents and acknowledges that in executing this Agreement, Doyle does not rely and has not relied upon any representation or statement made by Company, or its agents, representatives, or attorneys, with regard to the subject matter, basis or effect of this Agreement or otherwise, and that Doyle has been given the opportunity to engage and consult with an attorney of his choosing in the negotiation and execution of this Agreement.

17.           Governing Law and Forum Selection.  This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the United States and the State of Texas.  Further, any dispute arising under this Agreement shall be resolved by litigation exclusively in Montgomery County, Texas.

18.           Savings Clause.  Should any provision of this Agreement be declared to be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

19.           Entirety of Agreement.  This Agreement sets forth the entire Agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto, pertaining to the subject matter hereof.  This Agreement may only be changed in writing and when signed by both Doyle and the Company.  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.

20.           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns.  Doyle warrants and represents to Company that Doyle has not conveyed nor assigned any interest in or to any of the claims described herein.

21.           Counterpart Execution.  The parties agree that this Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

22.           Interpretation and Construction.  Each of the parties has had an adequate opportunity to read and review, and to consider with its own counsel, the effect of the language of this Agreement and has agreed to the use of the particular language of this Agreement.  Any question of interpretation or construction will not be resolved by any rule providing for interpretation or construction against the party who causes the uncertainty to exist or against the drafters of this Agreement.

23.           Headings.  The parties agree that the subject headings set forth at the beginning of each section in this Agreement are provided for each of reference only, and shall not be utilized for any purpose in connection with the construction, interpretation, or enforcement of this Agreement.

24.           Notices.  All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement, except for the Notice required by paragraph 6(b) of this Agreement, shall be in writing and shall be mailed, delivered personally, sent by telecopier or facsimile, or emailed to the applicable party at the address of such party. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the date on which the Notice is delivered. When sent by email, telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice sent by email, telecopier or facsimile shall be effective on the first business day occurring after the date on which the Notice is sent. Each Notice shall be addressed to the other party at its address as shown immediately below, or to such other address as such party may designate in writing from time to time to the other party:

To Doyle:	To the Company:

Rex P. Doyle	Epic Energy Resources, Inc.
30 Fernglen Dr.	1450 Lake Robbins Dr., Suite 160
The Woodlands, TX 77380	The Woodlands, TX 77380

IN WITNESS WHEREOF, the parties are executing this Agreement in the designated spaces below to set forth their respective agreements with the terms and conditions of this Agreement.

EPIC ENERGY RESOURCES, INC.	REX P. DOYLE

By:/s/ Alan G. Carnrite	/s/Rex P. Doyle
Printed Name: Alan G. Carnrite	Date: 6/22/09
Title: Chairman of the Board
Date: 6/24/09